Pacific Life & Annuity Company
P.O. Box 2829, Omaha, NE 68103-2829
www.PacificLifeandAnnuity.com
Contract Owners: (800) 748-6907

PACIFIC ONE *SELECT*
Variable Annuity Application

Registered Representatives, call (800) 748-6907 for assistance.

NEW YORK

1. ANNUITANT(S) *Must be an individual. Check product guidelines for maximum issue age.*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex ☐ M ☐ F
Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP	

Solicited at: State _____ _____

Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and registered representative appointment purposes.

ADDITIONAL ANNUITANT *Not applicable for qualified contracts.* ***Check One:*** ☐ *Joint* ☐ *Contingent*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex ☐ M ☐ F
Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP	

2. OWNER(S) *If annuitant and owner are the same, do not complete this section. Check product guidelines for maximum issue age.*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex ☐ M ☐ F
Mailing Address	City, State, ZIP	SSN/TIN
Residential Address (if different than mailing address)	City, State, ZIP	

ADDITIONAL OWNER *Not applicable for qualified contracts.*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex ☐ M ☐ F
Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP	

3. DEATH BENEFIT COVERAGE

☐ **Stepped-Up Death Benefit** *Annuitant(s) must not be over age 75 at issue.*

If the stepped-up death benefit I have selected cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the stepped-up death benefit rider.

25-2128 Page 1 of 6 11/09 "N877009A1"

4. ELECTRONIC INFORMATION CONSENT *By providing my e-mail address, I consent to receive documents and notices applicable to my contract, including but not limited to prospectuses, prospectus supplements, annual and semi-annual reports, quarterly statements and immediate confirmations, privacy notice and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements if required by state or federal law. Not all contract documentation and notifications may be currently available in electronic format. I consent to receive in electronic format any documents added in the future. For jointly-owned contracts, both owners are consenting to receive information electronically. I confirm that I have ready access to a computer with Internet access, an active email account to receive this information electronically, and ability to read and retain it. I understand that:*

- *There is no charge for electronic delivery, although my Internet provider may charge for Internet access.*
- *I must provide a current e-mail address and notify Pacific Life & Annuity promptly when my e-mail address changes.*
- *I must update any e-mail filters that may prevent me from receiving e-mail notifications from Pacific Life & Annuity.*
- *I may request a paper copy of the information at any time for no charge, even though I consented to electronic delivery, or if I decide to revoke my consent.*
- *For jointly-owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive e-mail notices.)*
- *Electronic delivery will be cancelled if emails are returned undeliverable.*
- *This consent will remain in effect until I revoke it.*

Pacific Life & Annuity is not required to deliver this information electronically and may discontinue electronic delivery in whole or in part at any time. Contact Customer Service at (800) 748-6907 if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your e-mail address.

FOR EVEN FASTER DELIVERY

E-mail address: ______________________________

5. HOUSEHOLDING *By signing this application you consent to Pacific Life & Annuity mailing one copy of contract owner documents to multiple contract owners who share the same household address. Such documents will include the prospectus, prospectus supplements, announcements, and fund annual and semiannual reports, but will not include contract-specific information such as transaction confirmations and statements. This service, known as "householding," reduces expenses, environmental waste, and the volume of mail you receive. If you do not wish to participate in this service and prefer to receive your own contract owner documents, please check the box below.*

☐ I elect **NOT** to participate in householding.

6. BENEFICIARIES *If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For contracts owned by a non-individual custodian (including IRAs and qualified plans) or other non-natural owners, the beneficiary must be the owner listed on the application. Use Section 14, Special Requests, to provide additional beneficiary information.*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*		Relationship	SSN/TIN	Percentage
		☐ *Primary* ☐ *Contingent*			%
		☐ *Primary* ☐ *Contingent*			%

7. CONTRACT TYPE ***Select ONE.***

☐ Non-Qualified[1,2]	☐ SIMPLE IRA[4]	☐ Roth IRA	☐ 401(a)[6]	☐ Individual(k)[7]
☐ IRA[3]	☐ SEP-IRA	☐ TSA/403(b)[5]	☐ 401(k)[6]	☐ Keogh/HR10[6]

[1] For trust-owned contracts, complete Trustee Certification and Disclosure form. [2] For non-qualified contracts, if owner is a non-natural person or corporation, complete the Non-Natural or Corporate-Owned Disclosure Statement. [3] For individual-owned or trust-owned Inherited IRA contracts, complete appropriate Inherited IRA Certification form. [4] Complete SIMPLE IRA Employer Information. [5] Complete TSA Certification. [6] Complete Qualified Plan Disclosure. [7] Complete Individual(k) Qualified Plan Disclosure.

8. INITIAL PURCHASE PAYMENT *Make check payable to Pacific Life & Annuity Company.*

8A. NON-QUALIFIED CONTRACT PAYMENT TYPE *Indicate type of initial payment.*

☐ 1035 exchange/estimated transfer.................... $ ____________

☐ Amount enclosed .... $ ____________

8B. QUALIFIED CONTRACT PAYMENT TYPE *Indicate type of initial payment. If no year is indicated, contribution defaults to current tax year.*

☐ Transfer $ ____________

☐ Rollover $ ____________

☐ Contribution $ ____________ for tax year ________

25-2128 Page 2 of 6 11/09 *N877009A2*

9. REPLACEmENT 9A. EXISTING INSURANCE Do you have any existing life insurance or annuity contracts with this or any other company? ? Yes ? No (Default is “Yes” if neither box is checked.) 9B. REPLACEmENT Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this ? Yes ? No or any other company? If “Yes,” provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms. 10. OPTIONAL RIDERS To qualify for CoreIncome Advantage, Flexible Lifetime Income Plus (FLI Plus, Single or Joint Life), Automatic Income Builder, Income Access, GPA3, or GIA Plus rider benefits, the entire contract value must stay invested in allowable allocation options Pacific Life & Annuity makes available for the riders. Guaranteed Minimum Withdrawal Benefit Riders are irrevocable after election. There are investment and transfer restrictions associated with these riders. Additional purchase payments may not contribute to these benefits. Note: Optional Guaranteed Withdrawal Benefit Riders are not available with Inherited IRA and Inherited TSA business. 10A. Guaranteed minimum Withdrawal Benefit (You may only select one.) ? CoreIncome Advantage Annuitant(s) must not be over age 85 at issue. ? FLI Plus (Select one) If neither box below is checked, the single life optional rider will be issued. ? Single Life Annuitant(s) must not be over age 85 at issue. ? Joint Life (Complete the beneficiary information in Section 6.) Available only if the Contract Type selected in Section 7 is Non-Qualified (not available if the Owner is a trust or other entity), IRA (including custodial IRAs), Roth IRA, SIMPLE IRA, SEP-IRA, or TSA/403(b). Additionally, Joint Owners or Owner and Beneficiary must be at least age 59 1/2 and not older than age 85 at issue. Joint Owners must be husband and wife. If the contract is owned by a sole Owner, the Owner’s spouse must be designated as the sole primary beneficiary. If this is a custodially owned IRA, it is the responsibility of the custodian to verify that the beneficiary designation at the custodian is the spouse of the Annuitant and is at least age 59 1/2 and not older than age 85 at issue. ? Automatic Income Builder Annuitant(s) must not be over age 85 at issue. ? Income Access Annuitant(s) must not be over age 85 at issue. 10B. ? GPA3 Annuitant(s) must not be over age 80 at issue, which must be at least 10 years prior to the annuity date. 10C. ? GIA Plus Annuitant(s) must not be over age 80 at issue. If the contract to be issued is a qualified contract (IRA, Roth IRA, SEP-IRA, TSA/403(b), 401(a), 401(k) or Keogh/HR-10), benefits provided under the optional GPA3 or GIA Plus rider may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise any of the GPA3 or GIA Plus rider benefits before or after your required minimum distribution beginning date under the contract, you should consider whether the benefits provided under any such rider is appropriate for your circumstances. You should consult your tax adviser prior to adding any optional rider to your contract. If any rider selected within this section cannot be added to the contract due to age and/or other rider restrictions, the contract will be issued without that rider. ANNUITY DATE (ANNUITY START DATE) Contract will annuitize on this date. Annuity date cannot be prior to the first contract Annuity Da te (mo/day/yr) anniversary. If no date is chosen, annuity date is the maximum deferral age listed in your contract. REBALANCING Choose one rebalancing frequency. Rebalancing is optional unless you select a Custom Model in Section 13. If you select a Custom Model, rebalancing will be quarterly. ? Quarterly†? Semiannually ? Annually †Required with a Custom Model selected in Section 13.

13. ALLOCATION OPTIONS *Use this section to allocate 100% of your investment, unless using DCA. If using DCA, the allocations below will be your target allocations. Use whole percentages only.*
*IMPORTANT: To be eligible for an optional rider in Section 10, you must select **ONE** of the following options:*

I. **Portfolio Optimization:** *Select one model. 100% of your investment will be allocated to the model selected.* ***Note: Model E is not an available allocation option for use with Optional Riders in Section 10.***

II. **Asset Allocation Strategies:** *Indicate the percentage of your investment (or target for DCA) for each Asset Allocation Strategy. Allocations may be among these strategies and must total 100%.*

III. **Custom Models:** *For Categories A, B, and C, indicate no more than 15% in any individual investment. In addition, you must allocate at least 25% into each of Categories A, B, and C. Categories A, B, C, and D must total 100%. Category D is optional provided the previous requirements are met. You may allocate up to 25% into an individual investment in Category D. Custom Models will be rebalanced quarterly to the allocations selected.*

If you want to select individual investments and are not choosing an optional rider in Section 10, you may indicate any combination of investments in Option III. Allocations must total 100%.

OPTION I: PORTFOLIO OPTIMIZATION

☐ Model A		☐ Model B		☐ Model C		☐ Model D		☐ Model E	
International Value	2%	International Value	3%	Small-Cap Growth	1%	Small-Cap Growth	2%	Small-Cap Growth	2%
Long/Short Large-Cap	2%	Long/Short Large-Cap	3%	International Value	4%	International Value	5%	International Value	7%
Equity Index	3%	International Small-Cap	1%	Long/Short Large-Cap	4%	Long/Short Large-Cap	4%	Long/Short Large-Cap	4%
Large-Cap Value	5%	Equity Index	6%	International Small-Cap	2%	International Small-Cap	3%	International Small-Cap	3%
Short Duration Bond	11%	Mid-Cap Value	2%	Equity Index	8%	Equity Index	8%	Equity Index	8%
Floating Rate Loan	8%	American Funds Growth	1%	Mid-Cap Value	3%	Mid-Cap Value	3%	Mid-Cap Value	3%
Mid-Cap Equity	3%	Large-Cap Value	6%	American Funds Growth	2%	Diversified Research	2%	Small-Cap Index	2%
International Large-Cap	3%	Short Duration Bond	8%	American Funds Growth-Income	3%	American Funds Growth	2%	Diversified Research	2%
High Yield Bond	5%	Floating Rate Loan	6%	Large-Cap Value	8%	American Funds Growth-Income	5%	American Funds Growth	3%
Inflation Managed	18%	Growth LT	2%	Short Duration Bond	3%	Large-Cap Value	8%	American Funds Growth-Income	5%
Managed Bond	21%	Mid-Cap Equity	2%	Floating Rate Loan	3%	Short Duration Bond	2%	Large-Cap Value	8%
Large-Cap Growth	1%	International Large-Cap	4%	Growth LT	3%	Growth LT	3%	Growth LT	4%
Comstock	2%	Small-Cap Value	1%	Mid-Cap Equity	3%	Mid-Cap Equity	5%	Mid-Cap Equity	6%
Diversified Bond	16%	Main Street® Core	2%	International Large-Cap	4%	International Large-Cap	7%	International Large-Cap	9%
		High Yield Bond	4%	Small-Cap Value	1%	Small-Cap Value	2%	Small-Cap Value	2%
		Inflation Managed	14%	Emerging Markets	3%	Emerging Markets	4%	Emerging Markets	5%
		Managed Bond	16%	Main Street® Core	3%	Main Street® Core	3%	Main Street® Core	3%
		Large-Cap Growth	3%	High Yield Bond	3%	Inflation Managed	8%	Managed Bond	3%
		Comstock	3%	Inflation Managed	11%	Managed Bond	5%	Large-Cap Growth	4%
		Mid-Cap Growth	2%	Managed Bond	11%	Large-Cap Growth	3%	Comstock	6%
		Diversified Bond	11%	Large-Cap Growth	3%	Comstock	6%	Mid-Cap Growth	4%
				Comstock	5%	Mid-Cap Growth	3%	Real Estate	3%
				Mid-Cap Growth	2%	Real Estate	2%	Small-Cap Equity	4%
				Small-Cap Equity	1%	Small-Cap Equity	3%		
				Diversified Bond	6%	Diversified Bond	2%		

ASSET CLASS EXPOSURE

Model A		Model B		Model C		Model D		Model E	
Cash Equivalents	7%	Cash Equivalents	5%	Cash Equivalents	2%	Cash Equivalents	0%	Cash Equivalents	0%
Fixed Income	73%	Fixed Income	55%	Fixed Income	38%	Fixed Income	20%	Fixed Income	5%
Domestic Equity	15%	Domestic Equity	30%	Domestic Equity	44%	Domestic Equity	58%	Domestic Equity	67%
International Equity	5%	International Equity	10%	International Equity	16%	International Equity	22%	International Equity	28%

Less Volatile ⟵⟶ **More Volatile**

INVESTOR PROFILE

Model A	Model B	Model C	Model D	Model E
You are looking for a relatively stable investment and require investments that generate some level of income.	*Your focus is on keeping pace with inflation. Income generating investment and capital appreciation are desired.*	*You want the opportunity for long-term moderate growth.*	*You want an investment that is geared for growth and are willing to accept above average risk.*	*You are an aggressive investor and can tolerate short-term market swings.*

Shorter Investment Horizon ⟵⟶ **Longer Investment Horizon**

INVESTOR OBJECTIVE

Model A	Model B	Model C	Model D	Model E
Primarily preservation of capital.	*Moderate growth.*	*Steady growth in asset values.*	*Moderately high growth in asset values.*	*High growth in asset values.*

RISK CHARACTERISTICS

Model A	Model B	Model C	Model D	Model E
There may be some losses in the values of the investments as asset values fluctuate.	*There may be some losses in the values of the investments from year to year.*	*There will probably be some losses in the values of the investments from year to year. Fluctuations in value should be less than those of the overall stock markets.*	*There will probably be some losses in the values of the investments from year to year. Some of these might be large, but the overall fluctuations in asset values should be less than those of the U.S. stock market.*	*There will probably be some losses in the values of the investments from year to year. Some of these might be large, but the overall fluctuations in asset values should be less than those of the U.S. stock market.*

Lower Risk ⟵⟶ **Higher Risk**

25-2128 Page 4 of 6 11/09 *N877009A4*

OPTION II: ASSET ALLOCATION STRATEGIES

100% allocation to one or a combination of these strategies is approved for selection of an optional rider in Section 10.

Asset Allocation Strategies						
PLFA	*Pacific Dynamix-Conservative Growth Portfolio*	____%	*Capital Research*	*American Funds® Asset Allocation*	____%	
PLFA	*Pacific Dynamix-Moderate Growth Portfolio*	____%	*Franklin Templeton*	*VIP Founding Funds*	____%	
PLFA	*Pacific Dynamix-Growth Portfolio*	____%	*GE Asset Management*	*GE Investments Total Return Fund*	____%	
AllianceBernstein	*VPS Balanced Wealth Strategy*	____%	*Invesco Aim*	*AIM V.I. PowerShares ETF Allocation Fund*	____%	
BlackRock	*Global Allocation V.I. Fund*	____%	*Van Kampen*	*LIT Global Tactical Asset Allocation Portfolio*	____%	____% **Total**

OPTION III Select one: ☐ CUSTOM MODEL ☐ INDIVIDUAL INVESTMENTS

Custom Models: For Categories A, B and C, indicate no more than 15% in any individual investment. In addition, you must allocate at least 25% into each of Categories A, B, and C. Categories A, B, C, and D must total 100%. Category D is optional provided the previous requirements are met. You may allocate up to 25% into an individual investment in Category D.

Individual Investments: If you want to select individual investments and are not choosing an optional rider in Section 10, you may indicate any combination of investments. Allocations must total 100%.

Category							
Category A Fixed-Income Portfolios	*Goldman Sachs*	*Short Duration Bond*	____%	*PIMCO*	*Managed Bond*	____%	
	Highland Capital	*Floating Rate Loan*	____%	*PIMCO*	*Inflation Managed*	____%	
	PAM	*Money Market*	____%	*Western Asset Management*	*Diversified Bond*	____%	
	PAM	*High Yield Bond*	____%				____% **Total**
Category B Domestic Equity Portfolios	*Alger*	*Small-Cap Growth*	____%	*Janus*	*Growth LT*	____%	
	Analytic Investors/ JPMorgan	*Long/Short Large-Cap*	____%	*Janus*	*Focused 30*	____%	
	BlackRock	*Equity Index*	____%	*Lazard*	*Mid-Cap Equity*	____%	
	BlackRock	*Small-Cap Index*	____%	*NFJ*	*Small-Cap Value*	____%	
	BlackRock	*Mid-Cap Value*	____%	*Oppenheimer*	*Multi-Strategy*	____%	
	Capital Guardian	*Diversified Research*	____%	*Oppenheimer*	*Main Street® Core*	____%	
	Capital Guardian	*Equity*	____%	*UBS*	*Large-Cap Growth*	____%	
	Capital Research	*American Funds® Growth-Income*	____%	*Van Kampen*	*Comstock*	____%	
	Capital Research	*American Funds® Growth*	____%	*Van Kampen*	*Mid-Cap Growth*	____%	
	ClearBridge	*Large-Cap Value*	____%	*Vaughan Nelson*	*Small-Cap Equity*	____%	____% **Total**
Category C International Equity and Sector Portfolios	*AllianceBernstein*	*International Value*	____%	*MFS*	*International Large-Cap*	____%	
	Batterymarch	*International Small-Cap*	____%	*Oppenheimer*	*Emerging Markets*	____%	
	Columbia	*Technology*	____%	*Van Kampen*	*Real Estate*	____%	
	Jennison	*Health Sciences*	____%				____% **Total**
Category D Asset Allocation Strategies	*PLFA*	*Pacific Dynamix-Conservative Growth Portfolio*	____%	*Capital Research*	*American Funds® Asset Allocation*	____%	
	PLFA	*Pacific Dynamix-Moderate Growth Portfolio*	____%	*Franklin Templeton*	*VIP Founding Funds*	____%	
	PLFA	*Pacific Dynamix-Growth Portfolio*	____%	*GE Asset Management*	*GE Investments Total Return Fund*	____%	
	AllianceBernstein	*VPS Balanced Wealth Strategy*	____%	*Invesco Aim*	*AIM V.I. PowerShares ETF Allocation Fund*	____%	
	BlackRock	*Global Allocation V.I. Fund*	____%	*Van Kampen*	*LIT Global Tactical Asset Allocation Portfolio*	____%	____% **Total**
					CATEGORIES A–D MUST TOTAL 100%.		____% **Total**

14. SPECIAL REQUESTS *If additional space is needed, attach a letter signed and dated by the owner(s).*

25-2128 Page 5 of 6 11/09 *N877009A5*

15. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination. I, the owner(s), understand that I have applied for a variable annuity contract ("contract") issued by Pacific Life & Annuity Company ("company"). I received prospectuses for this variable annuity contract. I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity contract issued by Pacific Life & Annuity. After reviewing my financial background with my registered representative, I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, tax and family status, and any existing investments, annuities, or other insurance products I own. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance, and investment time horizon when selecting variable investment options. I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I have discussed all fees and charges for this contract with my registered representative, including withdrawal charges, if applicable. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options.

Any portion of this contract allocated to one or more of the variable investment options is not covered by an insurance guaranty fund or other solvency protection arrangement because that portion of this contract is held in a separate account under which the risk is borne by the contract owner.

If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from the registered representative the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.

I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct.

I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Owner's Signature	Date *(mo/day/yr)*	Signed at: City	State
SIGN HERE	DATE	CITY	STATE ___ ___
Joint Owner's Signature *(if applicable)* SIGN HERE	Date *(mo/day/yr)* DATE		

16. REGISTERED REPRESENTATIVE'S STATEMENT

16A. CHECK ONE ☐ Yes ☐ No Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is "Yes" if neither box is checked.)

16B. CHECK ONE ☐ Yes ☐ No Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued?

If "Yes," I affirm that I have instructed the applicant to answer "Yes" to the replacement question in Section 9B of this application. I hereby certify that I have used only Pacific Life & Annuity's approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement and followed Pacific Life & Annuity's written replacement guidelines.

I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives.

I certify that I have reviewed this application and have determined that its proposed purchase is suitable as required under law, based in part on information provided by the owner, as applicable, including age, income, net worth, tax and family status, and any existing investments and insurance program.

I further certify that I have also considered the owner's liquidity needs, risk tolerance, and investment time horizon; that I followed my broker/dealer's suitability guidelines in both the recommendation of this annuity and the choice of investment options; and that this application is subject to review for suitability by my broker/dealer.

I further certify that I have truly and accurately recorded on the application the information provided to me by the applicant.

If the applicant is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify that this application was not solicited and/or signed on a military base or installation, and I provided to the applicant the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.

Soliciting Registered Representative's Signature	Print Registered Representative's Full Name	
SIGN HERE		
Registered Representative's Telephone Number	Registered Representative's E-Mail Address	Option ☐ A ☐ B
Broker/Dealer's Name	Brokerage Account Number *(optional)*	

Send completed application as follows:

APPLICATION *WITH* PAYMENT:
Regular Mail Delivery: P.O. Box 2736, Omaha, NE 68103-2736
Express Mail Delivery: 1299 Farnam Street, 6th Floor, AMF, Omaha, NE 68102

APPLICATION *WITHOUT* PAYMENT:
Regular Mail Delivery: P.O. Box 2829, Omaha, NE 68103-2829
Express Mail Delivery: 1299 Farnam Street, 6th Floor, AMF, Omaha, NE 68102

25-2128 Page 6 of 6 11/09 *N877009A6*

PACIFIC LIFE & ANNUITY COMPANY

APPLICATION INSTRUCTIONS
Pacific One *Select*
Variable Annuity

Section **Use these instructions when completing the Pacific One *Select* application.**

Pacific Life & Annuity has policies to maintain physical, electronic, and procedural safeguards to protect the confidentiality of your personal information. Access to personal information is available only to those people who need to know in order to service your business. For additional information regarding Pacific One *Select*, consult the prospectus.

1. & 2. **Annuitant(s)/Owner(s):** Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations that may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. For qualified contracts, there cannot be joint owners and/or joint annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing or 401(k) plans, name plan as owner, and participant as sole annuitant. For 403(b) plans, name participant as both sole owner and sole annuitant. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. Consult a tax advisor to properly structure annuity contracts and effect transfers. **Complete the "Solicited at: State" box for custodial-owned contracts only.**

3. **Death Benefit Coverage:** Death benefit coverage must be chosen at time of issue. If the stepped-up death benefit you have selected cannot be added to the contract due to age restrictions or state availability, the contract will be issued without the stepped-up death benefit rider.

4. **Electronic Information Consent (Optional):** Complete this section to receive statements, prospectuses, and other information electronically from our Web site. This instruction is valid until you instruct us otherwise.

5. **Householding:** Check the box if you do not want to participate in Pacific Life & Annuity's householding service.

6. **Beneficiaries:** Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is/are indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds. If you would like to designate contingent beneficiaries or provide detailed beneficiary instructions, complete the Special Beneficiary Designation Request form.

7. **Contract Type:** Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each.

8. **Initial Purchase Payment:** Indicate the amount of the initial purchase payment in U.S. dollars. Minimum initial purchase payment is $25,000 for non-qualified contracts and $25,000 for qualified contracts. Transfer indicates a trustee-to-trustee or custodian-to-custodian transfer only.

9. **Replacement:** Indicate if this is a replacement or not by checking the appropriate box. If yes, provide the additional information and attach a Transfer/Exchange form and any required state replacement form(s).

10. **Optional Riders:** You must invest in an allowable asset allocation option to add a rider to your contract. If any rider you have selected within this section cannot be added to the contract due to age restrictions, the contract will be issued without the rider.

11. **Annuity Date (Annuity Start Date):** Annuity date cannot be prior to first contract anniversary. For non-qualified contracts, if no date is chosen, annuity date is the annuitant's 90th birthday. For qualified contracts, if no date is chosen, annuity date is April 1 of the year after the year in which the annuitant reaches age 70½.

12. **Rebalancing:** Indicate your rebalancing preference. Custom Models will be rebalanced quarterly.

13. **Allocation Options:** Use this section to allocate 100% of your investment unless using DCA. To be eligible for an optional rider in Section 10, you must select one of the allowable allocation options.

14. **Special Requests:** This section also can be used for special registrations and additional beneficiary information.

15. **Statement of Owner(s):** Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. City and state where the application is signed must also be indicated.

16. **Registered Representative's Statement:** Registered representative must fully complete and sign this section. Registered representative must select a commission option.

Important: Help avoid a returned application by confirming your application has the following minimum information:

- Annuitant and owner information — *Sections 1 & 2*
- Contract type is correct — *Section 7*
- Replacement question — *Section 9*
- City and state where application is signed — *Section 15*
- Date application is signed — *Section 15*
- Registered representative's signature — *Section 16*

One Select Instr (11/09)

APPLICATIon InSTRUCTIonS Pacific One Select Variable Annuity PORTFOLIO OPTImIzATION By signing the application, you certify that: (a) You have discussed this product and/or service with your financial professional and/or tax advisor and believe the selections meet your insurable needs, financial objectives, and risk tolerance. (b) You have received and read the applicable prospectus describing Portfolio Optimization and the optional riders, including the benefits and risks. (c) You are directing that your initial purchase payment be allocated based on the Portfolio Optimization model that you selected. You also direct that subsequent purchase payments, if allowed by your contract, be allocated according to the model, as it may be modified from time to time, unless you instruct otherwise in writing in a form acceptable to Pacific Life & Annuity. (d) You may utilize investment tools made available by Pacific Life Fund Advisors for selecting a Portfolio Optimization model, but you understand that it is your decision, in consultation with your financial professional, to select a model. Pacific Life Fund Advisors bears no responsibility for this decision. (e) You understand that participation in Portfolio Optimization is no guarantee against market loss. (f) You understand that Portfolio Optimization models will be analyzed from time to time and as a result, investment options may be added to or deleted from a model, and/or the weightings of the investment options may change. These investment options may be different from those currently available (including investment options not currently available). You have read the prospectus and understand that your model may be automatically updated. You grant Pacific Life Fund Advisors limited discretionary investment authority to periodically make changes in the Portfolio Optimization investment options and to allocate and reallocate your contract value in accordance with the Portfolio Optimization model you have selected, since the Portfolio Optimization model will be updated from time to time. Pacific Life Fund Advisors can only transfer such discretionary authority (for example, the ability to periodically change model allocations) to another party with your consent, although Pacific Life Fund Advisors may assume consent if it provides advance notice and you do not object. (For purposes of the preceding sentence, “transfer” means “assign” as interpreted under the Investment Advisers Act of 1940.) (g) You will receive transaction confirmations of the annual automatic updates, if applicable. (h) You will notify your financial professional if your financial situation or risk profile changes to determine if you need to change to a different Portfolio Optimization model. In addition, you should periodically review, in consultation with your financial professional, your financial situation and risk profile to determine if you need to change Portfolio Optimization models. (i) You understand that you may withdraw from Portfolio Optimization at any time and that if you have purchased a rider, the rider may terminate unless you invest in another allowable allocation option. (j) You understand that Portfolio Optimization may be terminated at any time. Pacific Life & Annuity and Pacific Life Fund Advisors have no contractual obligation to continue the program. One Select Instr (11/09)